EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94305
                               Tel: (650) 233-4500
                               Fax: (650) 233-4545


                                January 6, 1998



Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, VA 20170


         Re: Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Network Solutions, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 250,000 shares of the Company's Class A Common Stock issuable pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                            /s/ PILLSBURY MADISON & SUTRO LLP



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